UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (214) 740-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Exela Technologies, Inc. (the “Company”) was held on December 29, 2020. At the Annual Meeting, the Company’s shareholders voted on the following four proposals and cast their votes as described below.

1.               The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the annual meeting of shareholders in 2023 and until their successors are duly elected and qualified:

	FOR	WITHOLD AUTHORITY	BROKER NON-VOTE
PAR S. CHADHA	91,400,752	3,036,192	-
MARTIN P. AKINS	91,456,087	2,980,857	-
WILLIAM L. TRANSIER	93,389,713	1,047,231	-

2.               A management proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was approved.

FOR	AGAINST	ABSTAIN
93,219,297	700,559	517,088

3.               An advisory resolution to approve executive compensation was approved.

FOR	AGAINST	ABSTAIN
90,314,642	3,753,729	368,573

4.               The adoption of an amendment the Company’s Restated Certificate of Incorporation to effect a reverse split of the Company’s outstanding common stock at a ratio in the range of 1-for-3 to 1-for-10, to be determined at the discretion of the Company’s Board of Directors, was approved.

FOR	AGAINST	ABSTAIN
89,034,888	5,354,238	47,818

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2020

Exela Technologies, Inc.

By:	/s/ Erik L. Mengwall
Erik Mengwall
Secretary

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